UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2024, Steve Krognes, a member of the Board of Directors (the “Board”) of Gritstone bio, Inc. (the “Company”), delivered notice to the Chair of the Board of his decision not to stand for re-election at the Company’s upcoming annual meeting of stockholders, to be held on June 17, 2024. Mr. Krognes’s decision not to stand for re-election is not due to any disagreement with the Company or the Board on any matters relating to the Company’s operations, policies, or practices.

On April 26, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Stephen W. Webster as a director of the Company, effective immediately. Mr. Webster will serve as a Class I director with a term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Webster has been appointed as a member of the Audit Committee and Compensation Committee of the Board, effective as of April 26, 2024. Mr. Webster will assume the position of Chair of the Audit Committee of the Board effective as of the conclusion of Mr. Krognes’s term at the 2024 annual meeting of stockholders.

As provided in the Amended and Restated Gritstone bio, Inc. (f/k/a Gritstone Oncology, Inc.) Non-Employee Director Compensation Program (the “Director Compensation Program”), a copy of which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 5, 2024, Mr. Webster will receive an annual cash retainer of $40,000 per year for his service as a Class I director and additional annual retainers for committee service. Under the Director Compensation Program, upon the effectiveness of his appointment, Mr. Webster was automatically granted an option under the Company’s 2018 Incentive Award Plan (the “Incentive Award Plan”) to purchase 103,600 shares of the Company’s common stock (the “Initial Option”). The Initial Option vests in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The exercise price per share of the Initial Option is equal to the Fair Market Value (as such term is defined in the Incentive Award Plan) of a share of the Company’s common stock determined pursuant to the Incentive Award Plan. Mr. Webster is also expected to enter into the Company’s standard indemnification agreement.

There are no arrangements or understandings between Mr. Webster and any other persons pursuant to which he was selected as a director of the Company. Mr. Webster is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date: April 29, 2024	By:	/s/ Vassiliki “Celia” Economides
Vassiliki “Celia” Economides EVP and Chief Financial Officer